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                                                                    Exhibit 23.4


                        [LETTERHEAD OF CROWE & DUNLEVY]




                                August 12, 1996



The CIT Group/Sales Financing, Inc.
650 CIT Drive
Livingston, New Jersey 07039

        Re:  CIT RV Trust 1996-B
             -------------------

Ladies and Gentlemen:

          We hereby confirm that the statements set forth in the Prospectus Supplement under the heading "Certain State Tax Consequences" accurately describe the material Oklahoma income tax consequences to holders of the securities, as limited by the discussion in our opinion letter dated August 9, 1996.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

                                  Very truly yours,

                                  CROWE & DUNLEVY,
                                  A Professional Corporation



                                  By: /s/ James H. Holloman, Jr.
                                      -------------------------------
                                      James H. Holloman, Jr.

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